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MYERS INDUSTRIES, INC.
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Growth Momentum and Solid Corporate Governance Principles for Enhancing Shareholder Value Summary Investor Presentation April 2011 © 2011 Myers Industries, Inc., All Rights Reserved Leadership Brands Helping

Summary: Shareholder Focus & Compelling Corporate Governance We believe that Myers Industries’ Board nominees are best suited to represent the interests of all shareholders: • • • • • • • Solid performance based on strategic direction and transformative actions over the past three years — with optimization initiatives and profit momentum continuing in 2011 Strong balance sheet and financial liquidity to support the growth of the business in concert with economic rebound Consistent focus on creation of shareholder value and returns, as evidenced by progressive increases in shareholder dividends for nearly 40 years; The Board regularly considers ALL of its available options for delivery of value to shareholders Strong, independent and committed Board of highly experienced and qualified members; approximately 60% new directors since 2005, reflecting attrition, strategic evolution and recognized corporate governance practices Compensation policies are aligned with ISS best practices Transparency, consistent and credible communications with shareholder base GAMCO’s proposal provides no substantive ideas or basis to alter or improve the strategic direction or execution at Myers Industries, which is focused on the best interests of all shareholders Shareholders are urged to vote FOR Myers Board nominees on the WHITE Proxy Card 2

Presentation Agenda Section Topic Page(s) 1) Company Overview, Business Strategy & 2010 Highlights: Momentum for Value Creation 4 — 9 2) Strong Corporate Governance Principles Serving All Shareholders 10 — 14 3) Board’s Consideration of GAMCO’s Proposal to Nominate Directors 15 — 19 4) Summary & Concluding Remarks 20 — 21 3

Section 1: Company Overview, Business Strategy & 2010 Highlights: Momentum for Value Creation Leadership Brands Helping Customers Grow! 4

Overview: Diversified Manufacturer of plastic & rubber products; Distributor of tire service products ! Industry-leading brands, strong market positions ! Following the highest principles of Corporate Governance ! Experienced, performance-driven Management Team ! Focused on higher value & returns for ALL shareholders! Distribution The largest distributor of tools, equipment & supplies for the tire & undervehicle service industry. Engineered Products Material Handling Providing cost-saving material handling solutions with Innovation in reusable plastic bulk containers, totes & bins. Lawn & Garden Custom plastic & rubber products — RV tanks, tire repair materials, marine fuel tanks & other OEM parts for diverse markets. Unmatched selection of pots, trays, baskets & planters in plastic & sustainable materials for the grower industry. 5

2010 — Solid Results Despite Higher Material Costs, Slow Economic Recovery 1) Sales increased 5% at $737.6 mm versus $701.8 mm, on end market recovery and demand 2) Income from continuing operations: > Adjusted: $13.0 mm or $0.37 per share, versus $19.5 mm or $0.55 per share in 2009 - Adjusted operating results achieved despite raw material costs nearly 40% higher versus 2009 - Raw material cost pressures led to a non-cash goodwill impairment of $72.0 mm in Lawn & Garden 4) Continued strong Cash from Operations was $45.6 mm > Invested in growth, reduced debt, progressively returned capital to shareholders 4) Reduced debt by $20.5 mm to $83.8 mm > More than $135 mm available under new $180 mm Credit Agreement at year end 5) Capital investments of $20.5 mm — more than 60% focused on growth/productivity 6) Implemented 5-Point Plan in Lawn & Garden to drive improved performance: > Provide industry-best service and delivery to customers; > Implement a process for quickly passing changing raw material costs to the market; > Drive down material cost through greater use of low-cost alternative materials; > Increase productivity; and > Provide a steady stream of new products to continue to differentiate the value of doing business with us. 7) Maintained nearly 40-year history of consistent increased Cash Dividend to shareholders > Regular dividend increased 8% to $0.065 per share in 2010; Increased 8% to $0.07 per share in 2011
> Reflects the Board’s confidence in our strategic direction 6

A Solid Five-Point Strategy in Our Businesses, Focused on Value Creation: Key 2010 Successes + + = Value for Shareholders, + + Customers & Employees! Material Handling Lawn & Garden Engineered Products Distribution • Gained market position and improved profitability — sales up 2% and adjusted pre-tax profit up 44%. • Introduced seven new Akro-Mils product lines in 2010, targeting the high-growth healthcare industry. • Created record sales of a major bulk container product line from Buckhorn through new financing services. • Implemented new pricing process to better handle raw material price increases and drive profitable performance. • Improved innovation focus — a robust new product development process that will engage our customers. • Significantly improved both sales and profitability, up 22% and 113%, respectively. • Introduced and was awarded patents for Ameri-Kart’s Enviro-Fill® overfill prevention system (OPS) for boat builders, as well as EPA approval of an integrated plastic fuel tank/OPS system — Unique to the industry! • Continued to grow and improve performance with sales up 7% and adjusted pre-tax profit up 15%. • Implemented a distribution model transformation — “Project Enterprise” — launched in the 2nd half of 2010 — is realigning 33 branches to 4 regional Distribution Centers, improving service to customers while reducing costs. 7

Momentum from 2010 is Driving Our Strategic Focus on Growth & Profitability for 2011-13: Overview — Material Handling • Drive innovation leadership for Buckhorn and Akro-Mils • Increase penetration of traditional markets and channels (e.g., seed, catalogers) • Nurture new markets and channels (e.g., pooling, healthcare, gaylord conversions, etc.) • Transform new technologies to value added material handling opportunities Lawn & Garden • Engage new processes to offset raw material costs • Focused marketing to the 3 key market segments: • Greenhouse • Nursery • Retail • New approach to direct and distribution competition • Drive low cost operations • New product development Distribution • Complete distribution model change — “Project Enterprise” regional Distribution Centers to reduce costs, improve customer service • Partner with suppliers for new product/service innovation • Leverage new purchasing structure to expand low cost country sourcing • Focus growth on Fleet and International markets Engineered Products • Grow Ameri-Kart marine market with Enviro-Fill®; further strengthen RV market position; grow high- value custom business • Grow Patch Rubber direct/ OEM business • Defend Honda business and grow high-value custom products business with WEK Driving Higher Levels of Value & Returns for ALL Shareholders! 8

Our Strategy is Driving Supportive Analyst Recommendations: Sidoti & Company, LLC 317 Madison Ave New York, NY 10017 Member FINRA & SIPC (212) 297-0001 (212) 297-9166 Morning Meeting Note Myers Industries, Inc. (MYE-$9.70) BUY Adjust Earnings Estimates Target: $12 Christopher W. Butler, CFA (212) 453-7082 (cbutler@sidoti.com) !!!!!!!!!!!!!!!March24,2011 Market Cap (Mil)$340 Avg. Daily Trading Volume 108,000 Shares Out (Mil) 35.324 Float Shares (Mil) 30.584 Institutional Holdings 75% Dividend $0.24 Dividend Yield 2.5% 2009 2010 2011E 2012E OLD NEWOLD NEW Mar. $0.32 $0.16 $0.21 $0.16 $0.35 June 0.09 0.00 0.13 0.11 0.19 Sep. 0.09 0.10 0.15 0.19 Dec. 0.11 0.12 0.19 0.18 0.27 EPS (Cal.) $0.61 $0.38 $0.68 $0.60 $1.00 P/E (Cal.) 16.2x 9.7x Price to Book Value 1.3x Return on Equity (2011E) 9.6% LT Debt to Total Capital 17% 5-Year EPS Growth Rate Projection 12% 52-Week Range (NYSE) 12-6 Russell 2000 811 Short Interest (Mil) 0.868 Action Date Px Rating PT Initiation 9/3/08 13.4 Buy 17 PT 12/19/08 7.5 15 PT 2/10/09 6.3 13 PT 3/6/09 3.2 10 Rating 4/20/09 9.1 Neutral 10 PT 6/24/09 8.1 8 PT 9/1/09 10.2 10 PT 3/19/10 10.6 12 Rating 5/25/10 8.8 Buy 12 February 18, 2011 MYERS INDUSTRIES (MYE) Analyst: Gary Farber Rating — Neutral Estimate Change Previous Revised FY11 $0.58 $0.54 Price: $9.96 FYE 52 Wk Range: $11.55-$6.20 Dec. Q1 Q2 Q3 Q4 FY P/E Shares Out: 35.3MM 2011E $0.13 $0.10 $0.15 $0.16 $0.54 18.8 Market Cap: $353MM 2010A 0.16 0.02 0.09 0.12 0.39 25.5 Dividend/Yield $0.26/ 2.7% 2009A 0.18 (0.02) (0.02) 0.06 0.20 49.8 Fine Tuning Estimates For FY11, we are reducing our estimate from $0.58 to $0.54 post Thursday’s 4Q10 results and earnings conference call. This primarily reflects a reduction in our revenue outlook from $779MM to $761MM primarily associated with three of the four operating divisions excluding the Distribution segment. This follows a weak Q4 and management commentary on its earnings call that Lawn & Garden customers have been planning cautiously, although MYE expects it to recover. This is balanced with reduction in our G&A forecast. We assume an operating margin of 4.9%. We view positively the company’s strategic actions to consolidate its branch distribution model into regional distribution centers and implementing policies to mitigate volatility in raw material input costs in the lawn & garden segment. However, these actions are in the early stages of an up to two-year full implementation. Note: 2009 EPS exclude a $0.63 loss from restructuring and discontinued operations. 2Q:10 and 3Q:10 EPS exclude a $0.03 and a $0.01 loss, respectively, from restructuring. 4Q:10 EPS excludes a $1.55 loss from impairment. 2009-2012E EPS include $0.02 of annual stock-based compensation expense. Sum of quarterly data may not equal full-year total due to rounding and/or change in share count. The Russell 2000 and S&P SmallCap Indexes include MYE. NC = Not covered by Sidoti & Co., LLC. Year 2003 2004 2005 2006 2007 2008 2009 2010 2011E 2012E Rev.(Mil.)* $511.8 $635.9 $736.9 $780.0 $918.8 $867.8 $701.8 $737.6 $784.9 $814.8 GAAP EPS* $0.49 $0.76 $0.76 ($1.97) $1.55 ($1.26) ($0.02) ($1.21) $0.60 $1.00 * Revenue adjusted for 2007 divestiture. GAAP EPS reflect 10% stock dividends in 2004 and a five-for-four stock split August 2002. Description: Myers Industries (www.myersind.com) manufactures polymer and rubber-based products and distributes tools, equipment and supplies for the tire replacement and repair market. Plastic products include reusable material-handling containers and pallets, as well as horticulture pots, trays and baskets. Rubber products are used for tire repair and plastic HVAC systems. About 83% of revenue is from the U.S. Headquarters are in Akron, OH. We expect Myers to use its solid balance sheet and free cash flow to target acquisitions. We project free cash flow (FCF) per share of $0.76 in 2011 and $1.17 in 2012. We expect Myers to use free cash flow for strategic acquisitions to expand the pooling business in Materials Handling. With long-term debt-to-capital at 27% of capital as of the end of 2010, or total debt of 1.3x our 2011 EBITDA estimate of $76.9 million ($2.17 per share), we think Myers’ balance sheet is strong enough to target deals. We maintain our BUY rating and $12 price target. We project a 12% five-year EPS CAGR as gradually strengthening economic fundamentals in the U.S. are augmented by company improvements, such as sales contracts that better reflect raw material costs. With MYE trading at less than 10x our 2012 EPS estimate, we contend the valuation is attractive and maintain our BUY rating. Our $12 price target is based on 12x our 2012 EPS estimate of $1.00. 2 BUY Ratings; 1 Neutral Rating: KeyBanc Capital Markets: “The focus on innovation and predictable profitability give us confidence change is underway.” Sidoti & Co: “We maintain our BUY rating and $12 price target. We project a 12% five-year EPS CAGR as gradually strengthening economic fundamentals in the U.S. are augmented by company improvements...” CL King & Associates “We view positively the Company’s strategic actions...” 9

Section 2: Strong Corporate Governance Principles Serving All Shareholders Leadership Brands Helping Customers Grow!
10

Strong Corporate Governance Principles Serving All Shareholders • • • • • • • • • • Separate roles of CEO and Board Chairman. All directors stand for election annually. No poison pill provision. Current Board and Committees provide broad range of expertise, ensure independence. Board consistently and prudently evaluates shareholder value creation opportunities. The Company has adopted stock ownership guidelines for its officers and directors. The Company has adopted a director resignation policy requiring a director in non-contested elections to resign in certain instances where he or she receives a greater number of withheld or “against” votes than “for” votes from shareholders. The Compensation Committee has, effective June 1, 2011: " eliminated the CEO’s employment agreement in favor of a severance agreement; " eliminated tax gross-up provisions previously included in the CEO’s employment agreement; " eliminated single-trigger change of control protection in the CEO’s employment agreement. Considers all shareholder nominees; seeks best candidates filling needed expertise 26 director candidates considered over the last 5 years — Resulting in 6 selected. 11

Experienced & Committed Board "Myers Industries has extremely experienced and effective Board members overseeing a solid strategic plan and challenging management to drive additional shareholder value creation. "The Board’s composition includes expertise from diverse areas: • Polymer Manufacturing • Sales & Marketing • Industrial Operations • Risk Management • Finance & Accounting • Strategic Planning • Distribution • Mergers & Acquisitions • Investment Banking • Banking & Capital Formation "With the election of this year’s slate, 2/3 of the directors, 3/4 of the independent directors will have joined the board in just the past 5 years. 2011 nominees include two highly qualified, independent candidates with experience that supports our growth strategy. ! 2005: John Orr ! 2010: Sarah Coffin ! 2006: Vince Byrd ! 2011: William Foley (Nominee) ! 2007: Robert Stefanko ! 2011: Robert Heisler, Jr. (Nominee) ! 2009: John Crowe 12

Experienced & Committed Board ! Vincent C. Byrd — Served as a Director since 2006 " President & Chief Operating Officer, The J.M. Smucker Company (NYSE) and Director of the J.M. Smucker Company " Expertise in operations, branding, finance, international business, mergers and acquisitions ! Sarah R. Coffin — Served as a Director since 2010 " Chief Executive Officer, Aspen Growth Strategies LLC " Senior-level leadership in polymer industry; expertise in marketing and operations ! John B. Crowe — Served as a Director since 2009 " Chief Executive Officer and Chairman of Buckeye Technologies Inc. (NYSE) " Expertise in packaging markets, operations, investor relations and strategic planning ! William A. Foley — New Director Nominee for 2011 " Chairman and Chief Executive Officer of Blonder Home Accents " Former President, Arhaus, Inc.; Former President, Chief Executive Officer of Lesco, Inc. " Expertise in polymer, lawn and garden markets, distribution, operations and governance ! Robert B. Heisler, Jr.— New Director Nominee for 2011 " Dean, Kent State University School of Business " Director, FirstEnergy Corp. (NYSE) " Former Chief Financial Officer, Kent State University " Former Chairman and Chief Executive Officer, KeyBanc, NA (NSYE) " Expertise in finance, management, mergers and acquisitions and strategic planning 13

" " Experienced & Committed Board ! Richard P. Johnston — Served as a Director since 1992 " Current Chairman of the Board of Myers Industries; Founder and former CEO of Buckhorn, Inc. Managing Director of Jackson Hole Capital Partners; Director of Results Radio, Inc. Expertise in operations, strategic planning, corporate governance practices, and mergers and acquisitions ! Edward W. Kissel — Served as a Director since 2000 " President and Managing Partner of Kissel Group Ltd. " Expertise in manufacturing, sales, marketing, strategic planning, mergers and acquisitions ! John C. Orr — Served as a Director since 2005 " President and Chief Executive Officer of Myers Industries " Director of Libbey Inc. (NYSE) " Expertise in polymer manufacturing, strategic planning, operations and mergers and acquisitions ! Robert A. Stefanko — Served as a Director since 2007 " Former Chairman of the Board and Executive Vice President of Finance and Administration of A. Schulman, Inc.; Director of OMNOVA Solutions, Inc. (NYSE) " Expertise in polymers, finance, risk management and compensation 14

Section 3: Board’s Consideration of GAMCO’s Proposal to Nominate Directors Leadership Brands Helping Customers Grow! 15

Background of GAMCO Actions with Myers Industries: 2008 — 09 The Company has made every effortover the last several years to understand and respond to GAMCO’s concerns regarding the Board of Directors: In November 2008, GAMCO sent a letter to the Company announcing its intention to nominate 3 nominees for election to the Board of Directors at the 2009 Annual Meeting of Shareholders. Upon receiving GAMCO’s letter, a representative of the Company’s Board contacted GAMCO to further inquire about specific concerns of GAMCO relating to the Company. The individuals noted in GAMCO’s letter were invited to participate in the regular Board candidate vetting process. GAMCO declined to have its individuals participate in the Company’s review process and failed to articulate any specific concerns that it had regarding the operations of the Company. The Company received no further communications from GAMCO regarding the Company until the filing of GAMCO’s preliminary proxy statement with the SEC on March 30, 2009. On April 24, 2009, the Company announced that Proxy Advisory firms recommended in favor of Myers Industries Director nominees. At the April 30, 2009, Annual Meeting of Shareholders, shareholder votes strongly supported the full Myers Industries Director slate and was unwilling to support the GAMCO slate. 16

Background of GAMCO Actions with Myers Industries: 2009 — 10 In May 2009, GAMCO amended its Schedule 13D relating to the Company to disclose that it intended to submit one or more individuals as nominees for election to the Board of Directors at the 2010 Annual Meeting. Management of the Company engaged in many conversations with Mr. Mario Gabelli, principal of GAMCO, to discuss GAMCO’s specific concerns relating to the Company and its Board. At NO TIME did Mr. Gabelli relate specific concerns with the Company’s strategy, operations or management. On October 30 and again on November 13, 2009, GAMCO amended its Schedule 13D to disclose that it had sent letters to the Company announcing its intention to nominate Messrs. Edward Crawford, Avrum Gray, and Robert Prather for election to the Board of Directors at the 2010 Annual Meeting. The individuals noted were sent questionnaires regarding their qualifications and requesting meetings with the Board’s Corporate Governance and Nominating Committee and management — the standard vetting procedure for candidates. Mr. Prather met with the Chairman of the Corporate Governance Committee in February 2010. It was determined that Mr. Prather did not bring substantive expertise more valuable than that of the Board’s identified nominee, Sarah Coffin. Neither Mr. Gray nor Mr. Crawford agreed to be interviewed, and hence were excluded from further consideration. GAMCO filed its revised preliminary proxy on April 6, 2010, nominating Messrs. Crawford, Gray and Prather. On April 24, 2010, the Company announced that Proxy Advisory firms recommended the Company’s nominees. At the April 30, 2010, Annual Meeting of Shareholders, shareholder votes strongly supported the full Myers Industries Director slate and was unwilling to support the GAMCO slate. 17

Background of GAMCO Actions with Myers Industries: 2010 — 11 Following our 2010 Annual Meeting of Shareholders, GAMCO never articulated any specific concerns that it had regarding the operations of the Company. Therefore, the Company identified two highly qualified nominees for the Board, William A. Foley and Robert B. Heisler, Jr. Then on February 28, 2011, without any other communication to the Company, GAMCO amended its Schedule 13D relating to the Company to disclose that it had sent a letter to the Company recommending two individuals, Jack Liebau and Robert S. Prather, Jr., for nomination for election as directors of the Company at the Annual Meeting of Shareholders (the “Letter”). In the Letter, GAMCO failed to identify any of its concerns about the Company, except to state: “GAMCO believes they will provide a change in corporate stewardship to reflect the Recognizing GAMCO’s position as a significant shareholder and to avoid the expense and distraction of a costly proxy fight, the Company offered to add one of GAMCO’s nominees to the Board’s slate at the 2011 Annual Meeting of Shareholders. GAMCO initially accepted that offer, then days later reneged on the agreement. Like before, GAMCO has neglected to offer any alternative strategic plan to create additional value for shareholders and has consistently refused to communicate its specific concernsto management or your Board. We urge shareholders to discard any blue proxy card received from GAMCO and continue to support the full Myers Industries Director slate. 18

Background of Contacts with GAMCO In Conclusion: ! GAMCO has consistently failed to articulate any specific concerns regarding the Company’s operations or propose a new strategy for the Company going forward. ! GAMCO has not articulated any special qualifications of the individuals it seeks to put on the Company’s board that might make them more suited to serve as directors of the Company than the nominees recommended by the Board of Directors. ! In the past two years, GAMCO has similarly attempted to place its nominees on the Board, and Myers Industries shareholders have been unwilling to support the GAMCO Nominees. 19

Section 4: Summary & Concluding Remarks Leadership Brands Helping Customers Grow! 20

Summary: Shareholder Focus & Compelling Corporate Governance
We believe that Myers Industries’ Board nominees are best suited to represent the interests of all shareholders: • • • • • • • Solid performance based on strategic direction and transformative actions over the past three years — with optimization initiatives and profit momentum continuing in 2011 Strong balance sheet and financial liquidity to support the growth of the business in concert with economic rebound Consistent focus on creation of shareholder value and returns, as evidenced by progressive increases in shareholder dividends for nearly 40 years; The Board regularly considers ALL of its available options for delivery of value to shareholders Strong, independent and committed Board of highly experienced and qualified members; approximately 60% new directors since 2005, reflecting attrition, strategic evolution and recognized corporate governance practices Compensation policies are aligned with ISS best practices Transparency, consistent and credible communications with shareholder base GAMCO’s proposal provides no substantive ideas or basis to alter or improve the strategic direction or execution at Myers Industries, which is focused on the best interests of all shareholders Shareholders are urged to vote FOR Myers Board nominees on the WHITE Proxy Card 21

Forward Looking Statements Disclosure Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current indicators and expectations. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “expect,” or “anticipate” will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You should review this presentation with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statement. We do not intend, and undertake no obligation, to update these forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such risks include: (1) Fluctuations in product demand and market acceptance (2) Uncertainties associated with the general economic conditions in domestic and international markets (3) Increased competition in our markets (4) Changes in seasonality (5) Difficulties in manufacturing operations, such as production outages or maintenance programs (6) Raw material availability (7) Fluctuations in raw material costs; fluctuations outside the “normal” range of industry cycles (8) Changes in laws and regulations and approvals and decisions of courts, regulators, and governmental bodies Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersind.com and at the SEC.gov web site. 22